Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated November 9, 2018 (this “Agreement”) is entered into by and among PepsiCo, Inc., a North Carolina corporation (the “Company”) and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC  and Merrill Lynch, Pierce, Fenner & Smith Incorporated  (each, a “Dealer Manager,” and collectively, the “Dealer Managers”).

WHEREAS, the Company has made an offer to exchange its (i) 7.29% Senior Notes due 2026 (the “New 7.29% Senior Notes due 2026”), (ii) 7.44% Senior Notes due 2026 (the “New 7.44% Senior Notes due 2026”), (iii) 7.00% Senior Notes due 2029 (the “New 2029 Notes”) and (iv) 5.50% Senior Notes due 2035 (the “New 2035 Notes”) to be issued pursuant to the Indenture (as defined below) for its issued and outstanding (i) 7.29% Senior Notes due 2026, Series A (the “7.29% Senior Notes due 2026”), (ii) 7.44% Senior Notes due 2026, Series A (the “7.44% Senior Notes due 2026”), (iii) 7.00% Senior Notes due 2029, Series A (the “2029 Notes”) and (iv) 5.50% Senior Notes due 2035, Series A (the “2035 Notes” and, together with the 7.29% Senior Notes due 2026, 7.44% Senior Notes due 2026 and the 2029 Notes, the “Securities”), respectively, such Securities having been issued pursuant to the Offering Memorandum (as defined below) to the Holders (as defined below). As an inducement to the Holders to participate in the exchange offer as described in the Offering Memorandum, the Company has agreed to provide to the Holders and their direct and indirect transferees the registration rights set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing, the Company agrees with the Dealer Managers, for the benefit of the Holders, as follows:

1.             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are permitted or required to be closed in New York City.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Dealer Manager Agreement” shall mean the Dealer Manager Agreement relating to the exchange offers as described in the Offering Memorandum, dated as of October 11, 2018, and as amended by the First Amendment to Dealer Manager Agreement, dated as of October 25, 2018, both by and among the Company and the Dealer Managers.

“Dealer Managers” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean, together, the New 7.29% Senior Notes due 2026, New 7.44% Senior Notes due 2026, New 2029 Notes and New 2035 Notes  issued by the Company containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“Exchanging Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the issuance of the Securities or the Exchange Securities.

“Holder” shall mean a holder of Securities, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Exchanging Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Annex A hereto.

“Indemnifying Person” shall have the meaning set forth in Annex A hereto.

“Indenture” shall mean the Indenture relating to the Securities dated as of May 21, 2007, between the Company and The Bank of New York Mellon, as trustee.

“Notice and Questionnaire” shall mean a notice of registration statement and exchanging security holder questionnaire distributed to a Holder by the Company in accordance with Section 2(b) hereof.

“Offering Memorandum” shall mean the confidential Offering Memorandum, dated as of October 11, 2018, distributed in connection with the issuance of the Securities.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding or (iii) except in the case of Securities that otherwise remain Registrable Securities and that are held by a Holder and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated.

“Registration Default” shall mean the occurrence of any of the following: (i) neither the Exchange Offer is completed on or prior to the date that is 395 days after the date hereof (or if the 395th day is not a Business Day, the next succeeding Business Day) nor the Shelf Registration has become effective within 210 days after the date, if any, on which the Company became obligated to file the Shelf Registration Statement (or if such 210th day is not a Business Day, the next succeeding Business Day), (ii) the Exchange Offer Registration Statement with respect to the Securities has become effective but thereafter ceases to be effective or usable prior to the consummation of the Exchange Offer with respect to the Securities unless such ineffectiveness is cured within 365 days after the date hereof (or if such 365th day is not a Business Day, the next succeeding Business Day)); or (iii) the Shelf Registration Statement, if required by this Agreement, has been declared effective or usable but ceases to be effective for more than 120 days, whether or not consecutive, during any twelve-month period.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) expenses incident to the preparation and filing of the Registration Statement, any Prospectus, any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, (ii) expenses incident to the issuance and delivery of such Exchange Securities, (iii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Dealer Managers) and the Company’s independent registered public accounting firm, (iv) if approved by the Company in advance and in writing, expenses incident to the qualification of such Exchange Securities under Blue Sky laws and other applicable state securities laws in accordance with the provisions of Section 3(a)(v) hereof, including related filing fees and the reasonable fees and disbursements of the Holders’ counsel in connection therewith and in connection with the preparation of any survey of Blue Sky laws, (v) expenses incident to the printing and delivery to the Dealer Managers, Holders and Participating Holders, as applicable, in the quantities hereinabove stated, of copies of the Registration Statement and all amendments thereto and of the Prospectus, each Free Writing Prospectus and all amendments and supplements thereto, (vi) the fees and expenses, if any, incurred with respect to any applicable filing with the Financial Industry Regulatory Authority, (vii) the fees and expenses incurred in connection with the listing of any Exchange Securities on NASDAQ and (viii) if applicable, the fees and expenses of the trustee under the applicable Indenture.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority in aggregate principal amount of the Securities held by the Participating Holders) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Staff” shall mean the staff of the SEC.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.             Registration Under the Securities Act.  (a)  To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use its commercially reasonable efforts to (x) file an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) cause such Exchange Offer Registration Statement to be declared effective within 365 days after the date hereof (or if such 365th day is not a Business Day, the next succeeding Business Day) for use by one or more Exchanging Broker-Dealers.  Upon effectiveness of the Exchange Offer Registration Statement, the Company will use commercially reasonable efforts to commence promptly the Exchange Offer and complete the Exchange Offer not later than 395 days after the date hereof (or if such 395th day is not a Business Day, the next succeeding Business Day).

The Company shall commence the Exchange Offer by delivering the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)                                     that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)                                  the dates of acceptance for exchange (which shall be a period of at least 30 days from the date such notice is mailed), or longer if required by applicable law (the “Exchange Dates”);

(iii)                               that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)                              that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)                                 that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (1) any Securities acquired by it were, and any Exchange Securities to be received by it will be, acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate, and is not engaged and does not intend to engage in the distribution (within the meaning of the Securities Act), of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, (4) it is not a broker-dealer tendering Securities that it acquired in exchange for Metro Notes (as such term is defined in the Dealer Manager Agreement) acquired directly from the Company for its own account, and (5) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company shall:

(I)                                   accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)                              deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company shall use its commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)           In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date due to a change in law or in applicable interpretations of the Staff, (ii) the Exchange Offer is not for any

other reason completed within 395 days after the date hereof (or if such 395th day is not a Business Day, the next succeeding Business Day), (iii) any Holder informs the Company prior to the day that is 20 days following the completion of the Exchange Offer that it was prohibited by law or SEC policy from participating in the Exchange Offer (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) or (iv) in the case of any such Holder that participates in the Exchange Offer, such Holder does not receive freely tradable Exchange Securities in exchange for tendered Securities, other than by reason of such Holder being an affiliate of the Company within the meaning of the Securities Act (it being understood that, for purposes of this Section 2, the requirement that an Exchanging Broker-Dealer deliver a Prospectus in connection with resales of Exchange Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market making activities or other trading activities shall not result in such Exchange Securities being not “freely tradable”), the Company shall use its commercially reasonable efforts to file after such determination or date, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within 210 days after the date, if any, on which the Company becomes obligated to file the Shelf Registration Statement (or if such 210th day is not a Business Day, the next succeeding Business Day); or shall, if permitted by Rule 430B under the Securities Act, otherwise designate an existing effective registration statement with the SEC for use by the Holders as a Shelf Registration Statement, relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement, and any such existing registration statement, as so designated, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.

In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company shall use its commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Holders after completion of the Exchange Offer.

The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for a period of two years from the date hereof or such shorter period that will terminate when all the Securities  covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”).  The Company further agrees to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable.  The Company agrees to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)           The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof.  Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes on resale of any of the securities by such Holders.

(d)           An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.  A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by 0.25% per annum from and including the date on which any Registration Default occurs to, but not including, the date on which all Registration Defaults have been cured.  A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer or Shelf Registration, as applicable, is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Exchange Offer Registration Statement or Shelf Registration Statement, as applicable, becomes effective or again becomes effective or again becomes usable.  If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default. Following the cure of all Registration Defaults, the accrual of additional interest on the Securities will cease and the interest rate will revert to the applicable original rate on the Securities.  Any additional interest will be the exclusive remedy, monetary or otherwise, available to any holder of affected Securities with respect to any Registration Default.

(e)           Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

3.             Registration Procedures.  (a) In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall promptly:

(i)            prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (C) shall comply, in all material respects, with the Securities Act and the rules and regulations of the SEC thereunder; and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)           prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of, and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)          to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act;

(iv)          in the case of a Shelf Registration, furnish to each Underwriter  of an Underwritten Offering of Registrable Securities, if any, and Holder, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Underwriter may reasonably request; provided, however, that the expense of preparing, filing, and supplying copies to such Underwriter of any such amendment or supplement will be borne by the Company only for the nine-month period immediately following the offering and sale of the Registrable Securities and thereafter will be borne by such Underwriter; and, further provided, subject to Section 3(c) hereof, the Company consents to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)           use its commercially reasonable efforts to endeavor to qualify the Registrable Securities  for offer and sale under the Blue Sky laws or other securities laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective for as long as required with respect to the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi)          advise counsel for the Holders and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holder promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing of (1) the filing and effectiveness of any amendment to the Registration Statement other than by virtue of the Company’s filing any report required to be filed under the Exchange Act, (2) any request by the SEC for any amendment to a Registration Statement, for any amendment or supplement to a Prospectus or Free Writing Prospectus or for any additional information from the Company, (3) the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the institution or threatening of any proceeding for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (5) the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Shelf Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading, in the case of the Shelf Registration Statement, and in light of the circumstances under which they were made, in the case of the Prospectus and the Free Writing Prospectus;

(vii)         use its reasonable efforts to prevent the issuance of any stop order or notice of suspension of the effectiveness of a Registration Statement or, in the case of a Shelf Registration, any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, and, if issued, obtain as soon as reasonably possible the withdrawal thereof;

(viii)        if any event shall occur or condition exist as a result of which it is necessary to amend or supplement the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which any Prospectus or Free Writing Prospectus conflicts with the information contained in the applicable Exchange Offer Registration Statement or Shelf Registration Statement then on file, or if, in the opinion of counsel for the Holders, it is necessary to amend or supplement the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus to comply with applicable law, forthwith to prepare, file with the SEC and furnish, at its own expense, to any Participating Holders, such Exchanging Broker-Dealers and the Holders, as the case may be, upon request, either such amendments or supplements so that the statements in such amendments or supplements will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus or Free Writing Prospectus, as amended or supplemented, will no longer conflict with the applicable Exchange Offer Registration Statement or Shelf Registration Statement, or so that the Prospectus or Free Writing Prospectus, as amended or supplemented, will comply with applicable law;

(ix)          prior to the filing of any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, the Company will afford the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) a reasonable opportunity to review and comment on the same; provided, however, that the foregoing requirement will not apply to any of the Company’s filings with the Commission required to be filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act; and

(x)           if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing.

(b)           In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c)           Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(viii) hereof and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)           If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions.  The Company may give any such notice only twice during any 365-day period and any such suspension shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

(e)           The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, provided that the Company shall have approved any such Underwriter in advance in writing.

4.             Participation of Broker-Dealers in Exchange Offer.  (a)  The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (an “Exchanging Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Exchanging Broker-Dealers may resell the Exchange Securities, without naming the Exchanging Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Exchanging Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)           In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), in order to expedite or facilitate the disposition of any Exchange Securities by Exchanging Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above.  The Company further agrees that Exchanging Broker-Dealers shall be authorized to deliver (or, to the extent permitted by law, make available) such Prospectus during such period in connection with the resales contemplated by this Section 4.

(c)           The Dealer Managers shall have no liability to the Company or any Holder with respect to any amendment or supplement that the Company may make pursuant to Section 4(b) hereof.

5.             Indemnification and Contribution.  In consideration of the engagement hereunder, the Company and the Dealer Managers agree to the indemnification and contribution provisions set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof.

6.             General.

(a)           No Inconsistent Agreements.   The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof, except for any amendment or waiver hereto effected pursuant to Section 6(b) hereof.

(b)           Amendments and Waivers.   The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the

Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c)           Notices.  All notices, documents and other communications hereunder shall be in writing (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c); (ii) if to the Company, initially at the Company’s address set forth in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) if to a Dealer Manager, initially at the Dealer Manager’s respective address set forth in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and shall be deemed received (a) upon delivery, if delivered by hand or via facsimile transmission (with confirmation of receipt) to a party’s address or facsimile number, (b) one Business Day after having been mailed via Express Mail or deposited with Federal Express or any nationally recognized commercial courier service for “next day” delivery to such address.

(d)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Dealer Managers, their respective successors, and the officers, directors, and controlling persons referred to in Annex A hereto. No party to this Agreement may assign its rights hereunder without the written consent of the other parties except that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the parties, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation as of the date of this Agreement (or a registered broker-dealer wholly-owned by Bank of America Corporation at the time of its formation if such formation occurs subsequent to the date of this Agreement) to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date of this Agreement.

Nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Dealer Manager Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Dealer Managers (in their capacity as dealer managers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)           Third Party Beneficiaries.  Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)            Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)           Headings.  The headings of the sections in this Agreement have been inserted for convenience of reference only, and will not affect the construction of any of the terms or provisions hereof.

(h)           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

(j)            Entire Agreement; Severability.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, written or oral, with respect thereto.  In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect.

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours,

PepsiCo, Inc.

By:
	Name:	Kenneth Smith
	Title:	Senior Vice President, Finance and Treasurer

Confirmed and accepted as of the date first above written:

Deutsche Bank Securities Inc.

By
Authorized Signatory

By
Authorized Signatory

J.P. Morgan Securities LLC

By
Authorized Signatory

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

By
Authorized Signatory

ANNEX A

Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Registration Rights Agreement to which this Annex A is attached (the “Agreement”).

(a) The Company agrees to indemnify and hold each Dealer Manager and each Holder and each other entity or person, if any, who controls any Dealer Manager or Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, or liabilities to which such Dealer Manager or Holder may become subject under the Securities Act, the Exchange Act, or any other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (and actions in respect thereof) arise out of, are based upon, or are caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement, each Prospectus, preliminary prospectus or Free Writing Prospectus or in any amendment or supplement thereto, or arise out of, are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company agrees to reimburse each such indemnified party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable to the extent that such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, are based upon, or are caused by any such untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon and in conformity with information furnished by the Dealer Managers or Holders in writing expressly for use in the Registration Statement, each Prospectus, preliminary prospectus or Free Writing Prospectus, or any amendment or supplement thereto.

(b) Each Dealer Manager severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Dealer Managers, but only with respect to such losses, claims, damages, and liabilities (and actions in respect thereof) that arise out of, are based upon, or are caused by any untrue statement or omission of a material fact or allegedly untrue statement or omission of a material fact included in or omitted from the Registration Statement, Prospectus, preliminary prospectus or Free Writing Prospectus in reliance upon and in conformity with information furnished by the Dealer Managers in writing expressly for use in the Registration Statement, Prospectus, preliminary prospectus or Free Writing Prospectus,  or any amendment or supplement thereto.

(c) Each Holder severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any,

who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holders, but only with respect to such losses, claims, damages, and liabilities (and actions in respect thereof) that arise out of, are based upon, or are caused by any untrue statement or omission of a material fact or allegedly untrue statement or omission of a material fact included in or omitted from the Registration Statement, Prospectus, preliminary prospectus or Free Writing Prospectus in reliance upon and in conformity with information furnished by the Holders in writing expressly for use in the Registration Statement, Prospectus, preliminary prospectus or Free Writing Prospectus, or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Annex, such person (the “indemnified party”) will promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be borne by the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the judgment of the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. Such firm will be designated in writing by the Dealer Managers (in the case of Dealer Manager parties indemnified pursuant to paragraph (a) of this Annex), the Holders (in the case of Holder parties indemnified pursuant to paragraph (a) of this Annex), or by the Company (in the case of parties indemnified pursuant to paragraphs (b) or (c) of this Annex), as the case may be. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Any provision of this paragraph (d) to the contrary notwithstanding, no failure by an indemnified party to notify the indemnifying party as required hereunder will relieve the indemnifying party from any liability it may have had

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to an indemnified party otherwise than under this Annex A to the extent the indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.

(e) If the indemnification provided for in paragraph (a), (b) or (c) of this Annex A is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying the indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the indemnified party on the other, from the Exchange Offer Registration, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party, on the one hand, and the indemnified party on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the Exchange Offer Registration shall be deemed to be in the same respective proportions as (i) the value received by the Company from the offering of the Securities or the Exchange Securities, to (ii) the compensation the Dealer Managers receive for effecting the Exchange Offer Registration, to (iii) the value received by the Holders from receiving Securities or Exchange Securities registered under the Securities Act. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or to be supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f) The Company, the Dealer Managers and the Holders agree that it would not be just or equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to therein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (e) above will be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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The remedies provided for under this Annex A are not exclusive and will not limit any rights or remedies that may otherwise be available to any indemnified person at law or in equity.

The respective indemnities, rights of contribution and agreements of the Company and the Dealer Managers contained in this Annex A or made by or on behalf of the Company or the Dealer Managers pursuant hereto shall survive the delivery of securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Dealer Managers.

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